Exhibit (h)(xxii)

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 21, 2018 (this “Amendment”), amends the Credit Agreement dated as of December 20, 2017 (effective as of December 22, 2017) (the “Credit Agreement”) of Advisers Investment Trust, a business trust organized under the laws of the State of Delaware (“Borrower”), for itself and on behalf of each of the following: JOHCM International Small Cap Equity Fund, JOHCM Global Equity Fund, JOHCM Emerging Markets Opportunities Fund, JOHCM International Select Fund, JOHCM Asia Ex-Japan Equity Fund, JOHCM US Small Mid Cap Equity Fund, JOHCM Emerging Markets Small Mid Cap Equity Fund, JOHCM International Opportunities Fund and JOHCM Global Income Builder Fund, (each individually, a “Fund” and collectively, the “Funds”) and The Northern Trust Company (the “Lender”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the Borrower has requested to extend the maturity date under Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. AMENDMENTS. Subject to the effectiveness hereof pursuant to Section 2, Credit Agreement is amended as follows:

1.1 Maturity Date . Section 1.01 is amended to amend the definition of “Maturity Date” in its entirety to read as follows:

“Maturity Date” means December 20, 2019.

1.2 Use of Proceeds. Section 6.08 is amended in its entirety to read as follows:

6.08 Use of Proceeds. Use the proceeds of the Loans for each Fund for working capital purposes, not for purposes of leverage or in contravention of any Law or of any prohibition contained in any Loan Document and otherwise in compliance with the Investment Policies and Restrictions. The Borrower shall not use (or permit any Fund to use) the proceeds of any Loan to purchase or carry any “margin stock” (as defined in Regulation U).

2. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions set forth in this Section 2 shall have been satisfied.

2.1 Receipt of Documents. The Lender shall have received (a) a fully executed copy of this Amendment and (b) an officer’s certificate certifying resolutions of the Borrower authorizing the execution and delivery of this Amendment and the performance of the Credit

Agreement, as amended by this Amendment (the “Amended Credit Agreement”), certified as being in full force and effect without modification or amendment.

2.2 Compliance with Warranties, No Default, etc. Both before and after giving effect to this Amendment, the following statements by the Borrower shall be true and correct (and the Borrower, by its execution of this Amendment, hereby represents and warrants to the Lender that such statements are true and correct as at such times):

(a) the representations and warranties of the Borrower contained in Article V of the Credit Agreement or any other Loan Document or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) (except to the extent that such representations and warranties specifically refer to an earlier date, in which case, as of such earlier date); and

(b) no Default has occurred and is continuing or exists on the date hereof.

2.3 Costs and Expenses. The Lender shall have received payment in immediately available funds of all costs and expenses incurred by the Lender (including the fees and out-of-pocket expenses of counsel to the Lender) in connection with the preparation, execution and delivery of this Amendment that have been submitted to the Borrower for payment on or prior to the date hereof.

3. REPRESENTATIONS AND WARRANTIES. To induce the Lender to enter into to this Amendment, the Borrower hereby represents and warrants to the Lender as follows:

3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s powers, have been duly authorized by all necessary trustee action, and do not:

(a) contravene the Borrower’s constitutional documents; or

(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower.

3.2 Government Approval, Regulation, etc. No authorization or approval of or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment.

3.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower (on behalf of itself and each Fund) enforceable in accordance with its terms.

4. MISCELLANEOUS.

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4.1 Continuing Effectiveness, etc. From and after the date hereof, each reference to the Credit Agreement that appears in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. The Amended Credit Agreement and each other Loan Document remain in full force and effect and each is hereby ratified, approved and confirmed in each and every respect.

4.2 Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.3 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. A signature hereto delivered by facsimile or in .pdf or a similar format shall be effective as delivery of an original counterpart.

4.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

4.5 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed as of the day and year first above written.

ADVISERS INVESTMENT TRUST, a Delaware business trust, for itself and on behalf of each of the following funds

JOHCM International Small Cap Equity Fund

JOHCM Global Equity Fund

JOHCM Emerging Markets Opportunities Fund

JOHCM International Select Fund

JOHCM Asia Ex-Japan Equity Fund

JOHCM US Small Mid Cap Equity Fund

JOHCM Emerging Markets Small Mid Cap Equity Fund

JOHCM International Opportunities Fund JOHCM Global Income Builder Fund

By:	/s/ Barbara Nelligan
Name: Barbara Nelligan
Title: President

THE NORTHERN TRUST COMPANY

By:	/s/ Daniel J. Boote
Name: Daniel J. Boote
Title: Senior Vice President

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CERTIFICATE OF ASSISTANT SECRETARY

OF

ADVISERS INVESTMENT TRUST

December 17, 2018

The undersigned, Deanna Y. Pellack, being duly elected Assistant Secretary of Advisers Investment Trust, a Delaware Statutory Trust (the “Trust”), does hereby make the following representations and certifications on behalf of the Trust in connection with the approval of the First Amendment to the Credit Agreement between Advisers Investment Trust (the “Trust”) on behalf of the JOHCM International Small Cap Equity Fund, the JOHCM Global Equity Fund, the JOHCM Emerging Markets Opportunities Fund, the JOHCM International Select Fund, the JOHCM Asia Ex-Japan Equity Fund, the JOHCM US Small Mid Cap Equity Fund, the JOHCM Emerging Markets Small Mid Cap Equity Fund, the JOHCM International Opportunities Fund, and the JOHCM Global Income Builder Fund, and The Northern Trust Company:

1. I am the duly elected, qualified, and presently incumbent Assistant Secretary of the Trust, am familiar with the facts herein certified, and duly authorized to certify the same, and make this Certificate.

2. The following resolutions were unanimously adopted by the Board of Trustees (the “Board”) of the Trust on December 13, 2018, at a Regular Meeting of the Board:

IT IS RESOLVED, that in reliance on information provided by JO Hambro Capital Management Limited, as is reasonably necessary to evaluate the terms of the agreement, a majority of the Board of Trustees, including a majority of the Trustees are not “interested persons” as that term is defined in the Investment Company Act of 1940, as amended, do hereby approve the First Amendment to the Credit Agreement between Advisers Investment Trust (the “Trust”), on behalf of the JOHCM International Small Cap Equity Fund, the JOHCM Global Equity Fund, the JOHCM Emerging Markets Opportunities Fund, the JOHCM International Select Fund, the JOHCM Asia Ex-Japan Equity Fund, the JOHCM US Small Mid Cap Equity Fund, the JOHCM Emerging Markets Small Mid Cap Equity Fund, the JOHCM International Opportunities Fund, and the JOHCM Global Income Builder Fund, and The Northern Trust Company (the “Credit Agreement”) in the form presented at this meeting; and

FURTHER RESOLVED, that the following individuals are hereby authorized and empowered to execute and deliver any and all documents necessary to borrow under the Credit Agreement:

Barbara Nelligan	President
Troy Sheets	Treasurer
Margaret Helen Vaughan	JO Hambro Capital Management Limited Employee
Catherine Field	JO Hambro Capital Management Limited Employee
Stephen Lynn	JO Hambro Capital Management Limited Employee
Kashif Ahmed	JO Hambro Capital Management Limited Employee
Simon P. Gartery	JO Hambro Capital Management Limited Employee
Mark Purnell	JO Hambro Capital Management Limited Employee
Andrew Horn	JO Hambro Capital Management Limited Employee
Jonathan Weitz	JO Hambro Capital Management Limited Employee

In addition to the persons listed above, Authorized Signers include employees designated by JO Hambro Capital Management Limited, in accordance with its internal procedures and controls.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 17th day of December 2018.

/s/ Deanna Y. Pellack
Name:	Deanna Y. Pellack
Title:	Assistant Secretary
Advisers Investment Trust